UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 2, 2006 (February 24, 2006)

Innovo Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

5804 East Slauson Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 725-5516

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On February 24, 2006, we, Innovo Group Inc., entered into an engagement letter (the “Agreement”) with Piper Jaffray & Co. (“Piper”) pursuant to which Piper agreed to provide certain consulting services to us and our Board of Directors relating to, among other things, reviewing, analyzing, presenting and assisting us with strategic and financial alternatives for us.  There can be no assurance that a transaction, if any, can be consummated as a result of this Agreement with Piper.  Under the terms of the Agreement, we will pay to Piper a non-refundable retainer fee of $50,000, which may be credited against a Transaction Fee (as defined in the Agreement), if any.  Further, we will pay Piper an additional $200,000 in the event we request an opinion regarding the fairness, from a financial point of view, of any Transaction (as defined in the Agreement) to be entered into by us.  This opinion fee also may be credited against a Transaction Fee, if any.  In the event that we consummate a Transaction during the term of the Agreement or during the one year period following termination of the Agreement, we will be obligated to make a cash payment to Piper in an amount equal to 2.75% of the aggregate transaction value, which such fee is referred to as the Transaction Fee in the Agreement.  In the event that we do not consummate a transaction during the term of the Agreement or we terminate the Agreement early, we will be obligated to pay Piper a termination fee of $200,000, in addition to the retainer fee previously paid.  This termination fee is not payable if Piper terminates the Agreement.  Additionally, we are not required to pay any Transaction Fee on the sale of our indie™ product line or the private label business.

Either party may terminate the Agreement with or without cause upon ten (10) days advanced written notice to the other party.  Unless terminated earlier, the Agreement automatically terminates on February 24, 2007.  The Agreement contains provisions related to confidentiality, indemnification and other customary provisions for an Agreement for these services.  Neither we nor any of our affiliates had a previous material relationship with Piper prior to entering into this Agreement.

In addition, on March 2, 2006, we issued a press release, which is attached hereto and incorporated herein by reference as Exhibit 99.1 to this Current Report on Form 8-K, regarding the engagement of Piper for these services.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVO GROUP INC.
(Registrant)

Date: March 2, 2006	By:	/s/ Marc Crossman
Marc Crossman
Interim Chief Executive Officer, President,
Chief Financial Officer and Director
(Principal Executive Officer and Principal
Financial Officer)

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated March 2, 2006